UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                        Form 8-K

                                     CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):  January 23, 2001


                                HOVNANIAN ENTERPRISES, INC.
                                ---------------------------
                    (Exact Name of registrant specified in its charter)

            Delaware                      1-8551                 22-1851059
           ---------                      ------                ------------
   (State or other Jurisdiction    (Commission File Number)   (I.R.S. Employer
         of Incorporation)                                  Identification No.)


                              10 Highway 35, P.O. Box 500
                               Red Bank, New Jersey 07701
                        (Address of principal executive offices)
                        ----------------------------------------
                              Registrant's telephone number:
                                      (732) 747-7800

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On January 23, 2001, Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian" or the "Registrant"), completed its acquisition of Washington Homes, Inc., a Maryland corporation ("WHI").

          The total equity value of Hovnanian's acquisition of WHI was approximately $94.8 million, paid 40% in cash and the balance in Hovnanian Class A common stock, in accordance with the Agreement and Plan of Merger among Hovnanian, WHI Holding Co., Inc. and WHI (the "Merger Agreement"). Hovnanian also refinanced the outstanding debt of WHI under Hovnanian's $375 million revolving credit agreement.

          A copy of the Merger Agreement is incorporated by reference herein to Annex I of the Joint Proxy Statement/Prospectus contained in Hovnanian's Registration Statement on Form S-4 (File No. 333-52090). A copy of the press release, dated January 24, 2001, is attached as an exhibit hereto and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.

          Condensed consolidated financial statements of Washington Homes, Inc. and its consolidated subsidiaries as of October 31, 2000 and for the three months then ended are incorporated by reference herein to Washington Homes, Inc.'s quarterly report for the period ended October 31, 2000 on Form 10-Q (Commission File No. 001-07643).

     Consolidated financial statements of Washington Homes, Inc. and its consolidated subsidiaries as of July 31, 2000 and July 31, 1999 and for the years then ended are incorporated by reference herein to Washington Homes, Inc.'s annual report for the fiscal year ended July 31, 2000 on Form 10-K (Commission File No. 001-07643).

(b)  Pro Forma Financial Information.

         The following pro forma consolidated financial statements of Hovnanian Enterprises, Inc. ("Hovnanian") give effect to the merger of Washington Homes, Inc. ("Washington Homes") and Hovnanian using the purchase method of accounting. The pro forma consolidated financial statements are based on the historical audited consolidated financial statements of Hovnanian, audited Washington Homes consolidated financial statements at July 31, 2000, and unaudited Washington Homes consolidated financial statements at October 31, 1999 and 2000. The pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes, including Hovnanian management's estimates of the value of the tangible and intangible assets acquired. These estimates and assumptions are preliminary and have been made solely for the purpose of developing the pro forma information. Under the terms of the merger agreement, Washington Homes' shareholders received the equivalent of 1.39 shares of Hovnanian Class A Common shares or $10.08 in cash for each of the 8,334,461 shares of Washington Homes, subject to certain adjustments. The 531,500 stock options held by employees of Washington Homes were converted to Hovnanian options with a similar aggregate implied value. Of this amount 391,250 employee stock options were vested as of the merger date and the fair value of these options are included as a component of purchase price. Additionally, the 109,000 vested stock options held by non-employees of Washington Homes were purchased by Hovnanian for the difference of $10.08 and their respective exercise prices. These pro forma consolidated financial statements are based on the actual consideration as elected by the Washington Homes' shareholders and in accordance with the agreement, of approximately 45% cash and 55% Hovnanian shares. Accordingly, the total purchase price was approximately $86.6 million, based on Hovnanian's closing share price of $7 1/16 on August 25, 2000.

          The pro forma consolidated balance sheet assumes that the merger took place on October 31, 2000. The pro forma consolidated statements of income for the year ended October 31, 2000 assumes that the merger took place as of November 1, 1999.

          The unaudited pro forma consolidated financial statements, are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods that actually would have been realized had Hovnanian and Washington Homes been a consolidated company during the specified periods. The pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of (i) Hovnanian as filed in its Form 10-K for the year ended October 31, 2000 and (ii) Washington Homes as filed in its Form 10-K for the year ended
July 31, 2000, and its Form 10Q for the three months ended October 31, 2000.

HOVNANIAN ENTERPRISES INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2000
UNAUDITED
(In Thousands)


                                                                 Pro Forma     Adjustments            Pro Forma
                                              Hovnanian          Washington     Increase              October 31,
                                             Enterprises, Inc.   Homes,Inc.    (Decrease)                2000
                                             -----------------   -----------   ----------            -------------
Assets
Homebuilding:
 Cash and cash equivalents                   $          40,131   $   10,876   $         (1)(2)       $    51,007
 Inventories                                           614,983      132,907                              747,890
 Property, plant and equipment - net                    35,594          674                               36,268
 Senior rentals                                         10,276                                            10,276
 Other                                                 101,087       14,731       6,609 (1)(3)(4)        122,427
                                             -------------------------------------------              -----------
  Total homebuilding                                   802,071      159,188       6,609                  967,868

Financial services                                      67,127        2,889                               70,016

Collateralized mortgage financing                        4,343                                             4,343
                                             -------------------------------------------              -----------
Total assets                                 $         873,541   $  162,077   $   6,609              $ 1,042,227

                                             ===========================================              ===========
Liabilities and stockholders' equity
Homebuilding:
 Nonrecourse land mortgages                  $          18,166   $   2,584                           $    20,750
 Accounts payable and other liabilities                 82,205      30,244       8,050 (4)               120,499

 Customers' deposits                                   31,475       3,158                                34,633
 Nonrecourse mortgages secured by
  operating properties                                  3,554                                             3,554
                                                 -------------------------------------------        -----------
  Total homebuilding                                   135,400     35,986       8,050                   179,436

Financial services                                      58,564        428                                58,992

Collateralized mortgage financing                        3,007                                            3,007

Notes payable                                          409,139     37,114      39,481 (2)               485,734

Income taxes payable                                     4,072        587         (73)(1)(3)(4)           4,586
                                             -------------------------------------------            -----------
Total liabilities                                      610,182     74,115      47,458                   731,755
                                             -------------------------------------------            -----------
Stockholders' equity:
 Common Stock Class A                                      173         82         (18)(1)(4)                237
 Common Stock Class B                                       79                                               79
 Paid in capital                                        46,086     36,530      10,858 (1)(4)(11)         93,474
 Retained earnings                                     246,420     51,392     (51,392)(3)(4)            246,420
 Deferred compensation                                                307        (646)(4)(11)              (339)
 Treasury stock                                        (29,399)      (349)        349 (4)               (29,399)
                                             -------------------------------------------               --------
Total stockholders' equity                             263,359     87,962     (40,849)                  310,472
                                             -------------------------------------------              ---------
Total liabilities and stockholders' equity   $         873,541  $ 162,077    $  6,609               $ 1,042,227
                                             ===========================================             ==========

HOVNANIAN ENTERPRISES, INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED OCTOBER 31, 2000
UNAUDITED
(In Thousands Except Per Share Data)


                                                               (5)
                                                            Pro Forma    Adjustments              Year Ended
                                       Hovnanian            Washington    Increase                October 31,
                                    Enterprises, Inc.       Homes,Inc     (Decrease)                  2000
                                    -----------------       ----------   -----------             -------------
Revenues:
 Homebuilding:
  Sale of homes                     $  1,105,466             $ 467,524                           $   1,572,990
  Land sales and other revenues           13,017                 4,793                                  17,810
                                   ------------------------------------------------              -------------
   Total homebuilding                  1,118,483               472,317                               1,590,800
 Financial services                       18,855                 9,285                                  28,140
 Collateralized mortgage financing           469                                                           469
                                   ------------------------------------------------              -------------
   Total revenues                      1,137,807               481,602                               1,619,409
                                   ------------------------------------------------              -------------
Expenses:
  Homebuilding:
   Cost of sales                         882,711               401,000       (192)(6)                1,283,519
   Selling, general & administration     104,771                40,565     (1,058)(7)(11)              144,278
   Inventory impairment loss               1,791                                                         1,791
                                   ------------------------------------------------              -------------
     Total homebuilding                  989,273               441,565     (1,250)                   1,429,588
  Financial services                      19,334                 5,369                                  24,703
  Collateralized mortgage financing          416                                                           416


  Corporate general and administration    33,309                                                        33,309
  Interest                                34,956                 9,421    1,468(9)(12)                  45,845
  Other operations                         8,701                   519    3,250(8)(12)                  12,470
                                   -----------------------------------------------------------       -------------
     Total expenses                    1,085,989               456,874    3,468                      1,546,331
                                   -----------------------------------------------------------       -------------
Income before income taxes                51,818                24,728   (3,468)                        73,078
Income taxes                              18,655                 9,655     (754)(10)                    27,556
                                   -----------------------------------------------------------       -------------
Net income                         $      33,163            $   15,07  $ (2,714)                   $    45,522
                                   ===========================================----------------       =============
Earnings per share:
 Basic                             $        1.51                                                   $      1.61
  Weighted shares outstanding             21,933                                (13)                    28,286
 Diluted                           $        1.50                                                   $      1.59
  Weighted shares outstanding             22,043                                (13)                    28,720

Hovnanian Enterprises, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (In Thousands Except Per Share Data)


(1) Adjustment reflects the components of its purchase price.
Under the terms of the transaction, Hovnanian exchanged 1.39 shares of Hovnanian Class A Common shares for approximately 4,570,600 Washington Homes shares and paid $10.08 in cash for approximately 3,763,800 shares of Washington Homes. These pro forma consolidated financial statements are based on the actual consideration as elected by Washington Homes' shareholders and in accordance with the agreement, of approximately 45% cash and 55% Hovnanian shares as noted above. The aggregate purchase price is estimated to be approximately $11.7 million higher than the fair value of assets acquired less liabilities assumed at October 31, 2000. The 531,500 stock options held by employees of Washington Homes were converted to 738,785 Hovnanian options with a similar aggregate implied value. Of the Washington Homes stock options 390,000 employees' stock options were vested as of the balance sheet date and the fair value of these options are included as a component of purchase price. Additionally, the 109,000 vested stock options held by non-employees of Washington Homes were purchased by Hovnanian for the difference of $10.08 and their respective exercise prices. Accordingly, the total purchase price was estimated to be approximately $86.6 million, based on Hovnanian's closing share price of $7 1/16 on August 25, 2000.

    The following table summarizes the calculation of the purchase price at October 31, 2000:


                                                                    (Dollars in
                                                                     thousands)
                                                                     ----------

Merger consideration  - Cash (including non-employee stock options)  $  38,481
                      - Hovnanian Class A shares                        44,869
                      - Fair Value of Vested Hovnanian Options           2,243
Transaction costs                                                        1,000
                                                                    ----------
Total purchase price                                                 $  86,593
                                                                    ==========

(2)  Adjustment reflects the following anticipated transactions:

    .  Draw on Hovnanian existing credit facility                    $  76,595
                                                                    ==========
    .  Anticipated funding of the cash portion of the purchase
       price (including transaction costs of $1,000)                 $ (39,481)
    .  Repayment of existing Washington Homes notes payable            (37,114)
                                                                     ----------
                                                                     $  76,595
                                                                     ==========

    The net effect of the above transaction results in an increase in the notes payable of the combined company in the amount of $39,481.

(3) Adjustment reflects the write-off of approximately $.1 million of financing costs in connection with the retirement of certain Washington Homes indebtedness, as described in Note (2) above.

(4) Adjustment reflects the elimination of the Washington Homes stockholders' equity, the elimination of Washington Homes goodwill amounting to approximately $8.2 million, and the accrual of approximately $8.1 million Washington Homes related merger expenses.


(5) As Washington Homes has a calendar year end of July 31, the pro forma results of operations for the year ended October 31, 2000 are based upon the quarterly historical results of operations of Washington Homes as previously filed, conformed to Hovnanian's fiscal year end and Hovnanian's financial statement presentation as follows:

                            Washington Homes, Inc.
      Pro Forma Results of Operations for the Year Ended October 31, 2000
                          Previously Reported Periods



                                               ---------------------------------------------------
                                                                 Less:three     Add: three Months
                                                Year Ended      months Ended           Ended
                                               July 31, 2000  October 31,1999    October 1, 2000
                                               -------------  -----------------  -----------------
Revenues:
   Homebuilding:
       Sale of Homes                                $459,278          $ 85,889           $102,201
       Land Sales & Other Revenues                    10,473             1,534              2,304
                                              ---------------------------------------------------
         Total Homebuilding                          469,751            87,423            104,505
   Financial Services
   Collateralized Mortgage Financing
                                              -----------------------------------------------------
         Total Revenues                              469,751            87,423            104,505
                                              -----------------------------------------------------
Expenses:
   Homebuilding:
       Cost of Sales                                 375,014            69,190             82,318
       Selling, General & Administration              62,752            12,033             15,140
       Inventory Impairment Loss
                                              ----------------------------------------------------
         Total Homebuilding                          437,766            81,223             97,458
   Financial Services
   Collateralized Mortgage Financing
   Corporate General & Administration
   Interest                                            7,224             1,752              1,848
   Other Operations                                      751               166                199
                                              -----------------------------------------------------
         Total Expenses                              445,741            83,141             99,505
                                              ----------------------------------------------------
Income Before Income Taxes                            24,010             4,282              5,000
Income Taxes                                           9,391             1,655              1,919
                                              ----------------------------------------------------
Net Income                                          $ 14,619           $ 2,627            $ 3,081
                                              ====================================================




                                                                                      Pro Forma
                                                 Year Ended     Reclassification     Year Ended
                                              October 31, 2000   Adjustments       October 31, 2000
                                              ----------------  -----------------  ----------------
Revenues:
   Homebuilding:
       Sale of Homes                                  $475,590           (8,066)          $467,524
       Land Sales & Other Revenues                      11,243           (6,450)             4,793
                                             -------------------------------------------- ---------
         Total Homebuilding                            486,833          (14,516)           472,317
   Financial Services                                                     9,285              9,285
   Collateralized Mortgage Financing
                                             ------------------------------------------------------
         Total Revenues                                486,833           (5,231)           481,602
                                             ------------------------------------------------------
Expenses:
   Homebuilding:
       Cost of Sales                                   338,142           12,858            401,000
       Selling, General & Administration                65,859          (25,294)            40,565
       Inventory Impairment Loss

                                             ------------------------------------------------------
         Total Homebuilding                            454,001          (12,436)           441,565
   Financial Services                                                     5,369              5,369
   Collateralized Mortgage Financing
   Corporate General & Administration
   Interest                                              7,320            2,101              9,421
   Other Operations                                        784             (265)               519
                                             ------------------------------------------------------
         Total Expenses                                462,105           (5,231)           456,874
                                             ------------------------------------------------------
Income Before Income Taxes                              24,728                              24,728
Income Taxes                                             9,655                               9,655
                                             ------------------------------------------------------
Net Income                                            $ 15,073                            $ 15,073
                                             ======================================================

(6) Adjustment reflects a reduction in cost of sales due to different procedures for estimating warranty accruals at Hovnanian. The change in procedures reduces Washington Homes cost of sales $.2 million for the year ended October 31, 2000.

(7) Adjustment reflects a reduction in general and administrative expenses. In connection with the merger, Hovnanian management believes that it will realize cost savings related to the elimination of professional fees and other costs associated with the operation of Washington Homes as a public independent company, including legal, audit and tax fees, annual report preparation and printing costs and stock registration and filing fees aggregating $.9 million for the year ended October 31, 2000. In addition, Washington Homes had incurred $.8 million of related merger costs which are also being eliminated from general and administrative expenses for the year ended October 31, 2000.

(8) Represents additional goodwill expense for the allocation of the purchase price as if the merger occurred on November 1, 1999 aggregating approximately $3.7 million for the year ended October 31, 2000.

(9) Represents additional interest expense, including interest amortized as homes are delivered, on the draw on the Hovnanian existing credit facility at an interest rate of 8.32% aggregating approximately $2.3 million for the year ended October 31, 2000.

(10) Represents the net decrease to income tax expense for adjustments to amortization of certain deferred tax assets, reductions in costs of sales and general and administrative expenses, and for the additional interest expense incurred which is partially offset by the elimination of Washington Homes financing costs, the total of which aggregated approximately $.8 million for the year ended October 31, 2000.

(11) Stock options to purchase Washington Homes stock held by the employees of Washington Homes have been converted to Hovnanian options with a similar implied value. The fair value of vested options converted of approximately $2.2 million at October 31, 2000 have been included as part of the purchase price. The unvested portion of converted options for which a post acquisition service period is required to vest has been valued at their intrinsic value of approximately $.3 million at October 31, 2000 and included as a deferred compensation cost, a component of shareholder equity, and will be amortized over the remaining vesting period. Amortization expense was approximately $.5 million for the year ended October 31, 2000.

(12) Adjustment reflects the elimination of amortization of financing costs in conjunction with the retirement of certain Washington Homes indebtedness aggregating approximately $.9 million for the year ended October 31, 2000.

(13) Basic earnings per share are computed based upon the weighted average number of Common Stock Class A and Class B shares outstanding during the period. Diluted earnings per share are computed based upon the increased number of Common Stock Class A shares that would be outstanding assuming the exercise of dilutive Common Stock Class A stock options. The increase in Common Stock Class A shares issued in connection with the merger was 6,353,000 shares. The diluted shares include an additional 324,000 shares calculated under the treasury stock method.

(c)  Exhibits.
             Exhibit 2.1 Agreement and Plan of Merger, dated as of August 28, 2000, among Hovnanian Enterprises, Inc. ("Hovnanian"), WHI Holding Co., Inc. and Washington Homes, Inc. (included as Annex I to the Joint Proxy Statement/Prospectus contained in Hovnanian's Registration Statement on
                                 Form S-4 (File No. 333-52090)).

               Exhibit 99.1      Press Release dated January 24, 2001.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HOVNANIAN ENTERPRISES, INC.
                                                ---------------------------
                                                (Registrant)

                                                By:      /s/ Peter S. Reinhart
                                                         ---------------------
                                                Name:    Peter S. Reinhart
                                                Title:   Senior Vice President
                                                         General Counsel
Date:  February 7, 2001

                            INDEX TO EXHIBITS

        Exhibit Number         Exhibit
        --------------         -------
        Exhibit 2.1            Agreement and Plan of Merger, dated as of
                               August 28, 2000, among Hovnanian Enterprises,
                               Inc. ("Hovnanian"), WHI Holding Co., Inc.
                               and Washington Homes, Inc. (included as Annex
                               I to the Joint Proxy Statement/Prospectus contained in Hovnanian's Registration Statement on Form S-4 (File No. 333-52090)).

        Exhibit 99.1           Press Release dated January 24, 2001.